Exhibit 99.1

Nasdaq Approves Listing of Biometric Software and Hardware Solutions Provider, BIO-key International, Starting Tuesday, July 25, 2017

Wall, NJ, July 21, 2017 - BIO-key International, Inc. (OTCQB: BKYI), a trusted provider of enterprise and consumer biometric software and hardware solutions for strong and convenient user authentication, announced today that its Common Stock has been approved for listing on the Nasdaq Capital Market, effective with the start of trading on Tuesday, July 25, 2017. BIO-key’s shares will continue to trade under the symbol BKYI.

Michael DePasquale, Chairman & CEO of BIO-key, commented, "Our Nasdaq listing is a significant milestone for BIO-key and our shareholders, that underscores our ramping sales momentum so far this year. We continue to see growing interest in the efficiency, cost benefits and enhanced security of our biometric solutions. This trend is supported by the growing prevalence of fingerprint biometric solutions on mobile devices as well as the recognition that conventional password and PIN authentication is fundamentally broken.

“Innovation is also playing a pivotal role in expanding BIO-key’s business potential. We continue to develop new technology to solve pressing, large-scale cybersecurity and authentication challenges as well as consumer-facing products that leverage our core biometric expertise. "

Mr. DePasquale added, “In addition to providing a range of benefits to our shareholders, we believe listing on Nasdaq will also support our sales and marketing momentum by raising the visibility of our brand and authentication solutions before prospective customers, partners and the media.”

BIO-key was advised by Maxim Group LLC and Donohoe Advisory Associates LLC in its Nasdaq listing process.

About BIO-key International, Inc. (www.bio-key.com)

BIO-key is revolutionizing authentication with biometric solutions that enable convenient and secure access to information and secure high-stakes transactions. We offer alternatives to passwords, PINs, tokens and cards to make it easy for enterprises and consumers to secure their devices as well as information in the cloud. Our premium finger scanning devices, including SideSwipe, SideTouch, EcoID as well as SidePass, offer market-leading quality, performance and price. BIO-key is also bringing the power and ease of use of biometric technology to its recently launched TouchLock line of biometric and Bluetooth enabled padlocks – providing even more ways to BIO-key your world!

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, market acceptance of biometric solutions generally and our specific offerings, our ability to expand into the Asian market, the impact on our business of the recent financial crisis in the global capital markets, negative global economic trends and our ability to attract and retain key personnel. For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made.

Facebook – Corporate:	BIO-key International
Twitter – Corporate:	@BIOkeyIntl
Twitter – Investors:	@BIO_keyIR

Investor & Media Contacts:

David Collins; William Jones; Tanya Kamatu

Catalyst Global
212-924- 9800

bkyi@catalyst-ir.com